Exhibit 10.7.1

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

FIRST ADDENDUM TO TECHNOLOGY DEVELOPMENT AGREEMENT
This First Addendum to Technology Development Agreement (“Addendum”), dated March 27, 2014 (the “Addendum Effective Date”), is by and between OpGen, Inc., a Delaware corporation having its principal office at 708 Quince Orchard Rd., Gaithersburg, Maryland 20878 (“OpGen”) and Hitachi High-Technologies Corporation, a Japan corporation having its principal place of business at 24-14, Nishi-Shimbashi, 1-chome, Minato-ku, Tokyo 105-8717, Japan (“HHT”), and amends the development work scope and terms of the Technology Development Agreement dated September 25, 2013, by and between OpGen and HHT (the “Development Agreement”).  OpGen and HHT are individually referred to as a “Party” and collectively as the “Parties” to this Addendum.  All capitalized terms used in this Addendum without definition have the meanings set forth in the Development Agreement.
1.            Background

The Parties have determined that it would be advantageous to the human chromosome mapping (“HCM”) Products being developed under the Development Agreement to incorporate OpGen’s web-enabled MapSolverTM (“Web MapSolver”) software application as one of the potential interfaces for the HCM data for eventual deployment in the Hitachi cloud.  This Addendum defines the additional scope of work required to deliver a modified Web MapSolver to HHT for use in connection with the developed HCM Products (hereinafter “HCM-MapSolver”), and sets forth the associated license grant to HCM-MapSolver.

2.            HCM-MapSolver Development.

(a)	Scope of Work. Following the Addendum Effective Date, OpGen shall perform the “scope of work” activities related to HCM-MapSolver as set forth on Appendix 1 to this Addendum.

(b)
Milestones.  Milestone 1 of the HCM-MapSolver project is set forth on Appendix 1.  OpGen estimates that Milestone 1 will be completed within [* * *] following the Addendum Effective Date.  The Development Committee will promptly establish any future milestones required for the development work, and the timeline and financial requirements for such additional milestone deliverables.  Such additional milestones, including timetable and payments shall be added to Appendix 1 upon completion.  OpGen shall be under no obligation to provide the license to HCM-MapSolver until all development activities, milestones, timeline and financial provisions are completed as set forth in Appendix 1.

(c)
Development Scope of Work Exclusions and Limitations.  The estimated development budget to complete the HCM-MapSolver Milestone 1 development is US[* * *].  Such scope of work and cost budget excludes customized features which may be defined or specified by HHT as development proceeds, or following initial deployment of HCM-MapSolver.  Additional HHT features beyond the scope of work can be defined by the Parties for potential development by OpGen at additional cost to HHT.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.            HCM-MapSolver License Provisions

Upon completion of the HCM-MapSolver development work in accordance with Appendix 1 (as may be amended from time to time by the Parties), OpGen shall add the HCM-MapSolver as “OpGen Developed Technology” licensed to HHT under Article 4 of the Development Agreement., subject to the financial provisions in Section 4 below.

4.            Financial Provisions

(a)	The payment terms set forth in Section 5.2 and 5.4 of the Development Agreement shall apply to the following payments under this Addendum:

(1)	the payment of [* * *] sum as partial payment, of the HCM-MapSolver development fee and for the initial HCM-MapSolver Development Plan, upon execution of this Addendum.

(2)	the payment of [* * *] sum as the Milestone 1 payment including the licensing fee upon delivery and HHT’s acceptance of the Milestone 1 deliverables as set forth on Appendix 1.

(b)
The Parties shall negotiate payment terms for a separate licensing fee of [* * *] for the further use or license of HCM-MapSolver as part of the commercialization agreements contemplated by Section 3.6(a) of Development Agreement.  The separate licensing fee may be structured as an up-front royalty payment and/or running royalties.

5.            Status of Development Agreement

Except as otherwise provided in this Addendum, all terms and conditions of the Development Agreement remain in full force and effect as set forth therein.  In the event of a conflict between the Development Agreement and this Addendum, this Addendum shall control.  Each Party hereto represents to the other that it has the full authority to execute, deliver and perform this Addendum in accordance with its terms.

[Signatures on the following page.]

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Addendum on the dates indicated below.
HITACHI HIGH-TECHNOLOGIES CORPORATION
By:	/s/ Takashi Matsuzaka	Date:	March 31, 2014
Name:	Takashi Matsuzaka
Title:	Senior Vice President and Executive Officer, CTO

OPGEN, INC.
By:	/s/ C. Eric Winzer	Date:	March 27, 2014
Name:	C. Eric Winzer
Title:	CFO

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Appendix 1
 HCM-MapSolver Scope of Work Specifications
HCM-MapSolver Scope
This provides a high-level description of the basic features from Design Specification of HCM-MapSolver Version 1.0
[* * *]
HCM-MapSolver for the Hitachi Cloud Deliverables
OpGen will deliver the HCM-MapSolver Development Plan.  OpGen will deliver a set of executables and requisite binaries in support of the combined baseline functionality described above.  OpGen will provide documentation to support installation and operation of HCM-MapSolver.  Together, these deliverables comprise Milestone 1 of the HCM-MapSolver for the Hitachi Cloud project.
HCM-MapSolver Development Cost and Timeline
OpGen will invoice HHT for [* * *] upon execution of this Addendum as described in Section 4 of this Addendum.  OpGen will deliver the HCM-MapSolver Development Plan upon its execution of this Addendum.  OpGen will invoice HHT for [* * *] upon completion and HHT’s acceptance of Milestone 1, which will include the limited license for HCM-MapSolver for the Hitachi Cloud in the Field.  OpGen estimates the completion of Milestone 1 to be [* * *] from the beginning of the development effort.  A more accurate timeline will be established and presented to the Development Committee once the project is implemented.

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